Exhibit 99.1

Ekso Bionics Appoints Thomas Looby to Interim Chief Executive Officer

RICHMOND, Calif., Feb. 25, 2016 -- Ekso Bionics Holdings, Inc. (OTCQB:EKSO), a leading global robotic exoskeleton company, announced today that Thomas Looby has been appointed president and interim chief executive officer, effective immediately. The company also announced the resignation of Nathan Harding from the position of chief executive officer and from the company’s board of directors.

Tom has most recently been president and chief commercialization officer at Ekso Bionics, where he has been responsible for overseeing the operations of the company’s medical business. He joined Ekso Bionics in April 2014 as the company’s chief marketing officer, a role in which he led the development and execution of the company’s global rehabilitation marketing strategy. Prior to joining Ekso Bionics, Tom served as senior vice president and chief marketing officer at Given Imaging, now part of Medtronic, where he was responsible for worldwide market development for PillCam® capsule endoscopy and other novel diagnostics technologies.

"Tom is a health care industry veteran with an excellent track record for growing organizations and successfully building commercial platforms to create value for shareholders," said Steven Sherman, chairman of Ekso Bionics’ board of directors. "The board of directors has tremendous confidence in Tom and believes that his leadership and commercial expertise will guide Ekso Bionics to enhanced growth and success as we continue to build a market for robotic exoskeletons. On behalf of the entire board of directors, I sincerely thank Nate for his many years of dedication and contributions to Ekso Bionics."

“After almost 13 years of working to build an exoskeleton industry, co-founding Ekso Bionics and serving as CEO, I feel confident we have assembled a fantastic team; as the company transitions into a commercial entity, I am ready to pursue new ventures, ” said Nathan Harding, Ekso Bionics co-founder.

“I appreciate the confidence the founders and board of directors extend to me,” said Tom Looby. “Success in high-tech healthcare markets starts with great technology and then also depends on strategic market development and execution. I am thrilled to build off of the great technology that Nate and Russ have developed. I look forward to working with the Board and entire Ekso Bionics team to sharpen the company’s operational performance, drive commercialization and position Ekso Bionics to achieve its full potential as a new standard of care."

About Ekso Bionics

Since 2005, Ekso Bionics has been pioneering the field of robotic exoskeletons, or wearable robots, to augment human strength, endurance and mobility. The company's first commercially available product, called Ekso, has helped thousands of people living with paralysis take millions of steps not otherwise possible. By designing and creating some of the most forward-thinking and innovative solutions for people looking to augment human capabilities, Ekso Bionics is helping people rethink current physical limitations and achieve the remarkable.

Ekso Bionics is headquartered in Richmond, CA and is listed on the OTC QB under the symbol EKSO. www.eksobionics.com

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) a projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Media Contact:
Heidi Darling, Director of Marketing Communications Phone:

510-984-1761 x317
E-mail: hdarling@eksobionics.com